State of Delaware
Secretary of State
Division of Corporations
Delivered 04:24 PM 05/28/2013
FILED 03:32 PM 05/28/2013
SRV 130669961 - 3122001 FILE

STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is GenOn Power Midwest, LP

SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:

The name of the Limited Partnership is: NRG Power Midwest LP

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21 day of ___________, A.D. 2013.

By: [signature]
General Partner(s)
Orion Power Midwest GP, Inc.

Name: Jannetta Thomas
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:21 PM 12/03/2010
FILED 12:21 PM 12/03/2010
SRV 101145190 - 3122001 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
ORION POWER MIDWEST, L.P.

Orion Power Midwest, L.P., a Delaware limited partnership, does hereby certify as follows:

1. The name of the limited partnership is Orion Power Midwest, L.P.

2. Article FIRST of the Certificate of Limited Partnership (the "Certificate") is hereby amended to read in its entirety as set forth below:

"1. The name of the limited partnership is GenOn Power Midwest, LP."

3. Except as amended hereby, all of the provisions of the Certificate shall continue in full force and effect.

By: Orion Power Midwest GP, Inc.
(General Partner)

By: [signature]
Name: Allison Cunningham
Title: Assistant Secretary

Dated: December 3rd, 2010

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:02 PM 04/04/2000
001171763 - 3122001

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ORION POWER MIDWEST, L.P.

The undersigned represents that it has formed a limited partnership through the conversion of the limited liability company previously known as "Orion Power MidWest, LLC" into a limited partnership pursuant to 6 Del. C. 17-101 et. seq. (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

1. The name of the limited partnership is Orion Power Midwest, L.P. (the "Partnership").

2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by 17-104 of the Act at such address are as follows:

REGISTERED AGENT	REGISTERED OFFICE
National Registered Agents, Inc.	9 East Loockerman Street Dover, De 19901

3. The name and business address of the General Partner is as follows:

GENERAL PARTNER	ADDRESS
Orion Power Midwest GP, Inc.	c/o Orion Power Holdings, Inc. 7 East Redwood Street, 10th Floor Baltimore, Maryland 21202

WHEREFORE, the undersigned has executed this Certificate as of the 31st day of March 2000.

ORION POWER MIDWEST GP, INC.

By: [signature]
Name: W. Thaddeus Miller
Title: Vice President and Secretary

C:\HOME\Certificate of Limited Partnership, OP Midwest, L.P..doc